Amendment to

Amended and Restated Administration Agreement

Between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (“Administrator”), and JNL Variable Fund LLC, a Delaware limited liability company (“Fund”).

Whereas, the Administrator and the Fund entered into an Amended and Restated Administration Agreement effective February 28, 2012, as amended (“Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate fund of shares (each a “fund”) of the Fund.

Whereas, the following fund merger and fund name changes have been approved by the Board of Managers of the Fund:

Fund Merger:

JNL/Mellon Capital 25 Fund of JNL Variable Fund LLC into the JNL/S&P 4 Fund of JNL Series Trust;

Fund Name Changes:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund; and
JNL/Mellon Capital DowSM 10 Fund to JNL/Mellon Capital Dow Index Fund.

Whereas, pursuant to the approval of the fund merger and fund name changes, as outlined above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to:

-	remove the JNL/Mellon Capital 25 Fund and its respective fees; and
-	change the two fund names as outlined above.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2015, attached hereto.

In Witness Whereof, the Administrator and the Fund have caused this Amendment to be executed as of this 17th day of August 2015, effective September 28, 2015.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated September 28, 2015
(List of Funds)

Funds

JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated September 28, 2015
Class A & B Shares

Funds	Assets	Fee
JNL/Mellon Capital Dow Index Fund	All Assets	.15%
JNL/Mellon Capital Global 30 Fund	All Assets	.20%
JNL/Mellon Capital Nasdaq® 25 Fund	All Assets	.15%
JNL/Mellon Capital S&P® 24 Fund	All Assets	.15%
JNL/Mellon Capital S&P® SMid 60 Fund	All Assets	.15%
JNL/Mellon Capital JNL 5 Fund	All Assets	.15%
JNL/Mellon Capital Communications Sector Fund	All Assets	.15%
JNL/Mellon Capital Consumer Brands Sector Fund	All Assets	.15%
JNL/Mellon Capital Financial Sector Fund	All Assets	.15%
JNL/Mellon Capital Healthcare Sector Fund	All Assets	.15%
JNL/Mellon Capital Oil & Gas Sector Fund	All Assets	.15%
JNL/Mellon Capital Technology Sector Fund	All Assets	.15%

B-1